UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

UNIVEC, INC.
(Exact name of registrant as specified in charter)

Delaware	000-22413	11-3163455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9722 Groffs Mill Drive, Suite 116
Owings Mills, MD	21117

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 347-9959

822 Guilford Ave., Suite 208 Baltimore, MD 21215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2010, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with AJW Partners, LLC, AJW Partners II, LLC, New Millennium Capital Partners III, LLC, AJW Master Fund, Ltd. and AJW Master Fund II, Ltd. (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of $60,000 in 12% callable convertible secured notes (the "Notes").

Pursuant to the Securities Purchase Agreement, the Investors will purchase the Notes and Warrants in three tranches as set forth below:

The Notes carry an interest rate of 12% per annum and a maturity date of September 1, 2013. The Notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 50%.

At our option, we may prepay the Notes in the event that no event of default exists and there are a sufficient number of shares available for conversion of the Notes. In addition, we may prepay a portion of the outstanding principal amount of the Notes equal to 130% of the principal amount hereof under certain circumstances. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property, as well as registration rights.

The Investors have contractually agreed to restrict their ability to convert the Notes  and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock. The Notes are secured by all of our assets to the extent of the outstanding note.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 19, 2006, the Investors purchased notes aggregating $600,000 after we filed a registration statement; with the SEC on Form SB-2 on September 15, 2006 registering the shares of common stock underlying the Notes. At that closing, we became obligated to the Investors for $600,000 in face amount of the notes. The Notes are a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Description	Location

4.1	Securities Purchase Agreement dated September 1, 2010 by and among the Company and the Investors	Exhibit 4.1

4.2	Form of Callable Convertible Secured Note by and among the Company and the Investors	Exhibit 4.2

4.3	Registration Rights Agreement dated September 1, 2010 by and among the Company and the Investors	Exhibit 4.3

4.4	Security Agreement dated September 1, 2010 by and among the Company and the Investors	Exhibit 4.4

4.5	Intellectual Property Security Agreement dated September 1, 2010 by and among the Company and the Investors	Exhibit 4.5

4.6	Subsidiary Guaranty dated September 1, 2010	Exhibit 4.6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVEC, INC.

Date: September 15, 2010	By:	/s/ Dr. David Dalton
Dr. David Dalton
Chief Executive Officer